Pannell Kerr Forster

PKF

International

7th Floor, Marine Building
355 Burrard Street.,
Vancouver, B.C.,
Canada, V6C 2G8
Telephone: 604.687.1231
Facsimile: 604.688.4675

December 14, 2006

Exhibit 16.1

Securities and Exchange Commission
Division of Corporation Finance
100 F Street NE
Washington, DC 20549-0504

Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K dated December 11, 2006 of Transnational Automotive Group Inc., and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

Pannell Kerr Forster

/s/ Pannell Kerr Forster
[registered with the PCAOB as" Smythe Ratcliffe "]